PRICING SUPPLEMENT
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-208507
Dated February 5, 2018
Royal Bank of Canada Capped Buffer GEARS
$2,775,900 Securities Linked to a Basket of Selected Equity Securities due on February 10, 2020
Investment Description
Capped Buffer GEARS (each, a “Security” and collectively, the “Securities”) are unconditional, unsecured and unsubordinated debt securities issued by Royal Bank of Canada with returns linked to an equally weighted basket (the “Underlying”) of ten selected equity securities (each, a “Basket Equity”). The Basket Equities are listed on page 4, and described in more detail beginning on page 9 of this pricing supplement. If the Underlying Return is positive, we will repay the principal amount at maturity plus pay a return equal to 2.0 (the “Upside Gearing”) times the Underlying Return, up to the Maximum Gain of 21.80%. If the Underlying Return is zero or negative, but the Final Underlying Level is not below the Downside Threshold of 90% of the Initial Underlying Level, we will repay the full principal amount at maturity. If the Underlying Return is negative and the Final Underlying is below the Downside Threshold, you will lose 1% of the principal amount of your Securities for every 1% decline in the level of the Underlying in excess of the Buffer of 10%, up to a loss of 90% of your investment. Investing in the Securities involves significant risks. The Securities do not pay dividends or interest. You may lose up to 90% of the principal amount. The buffered downside exposure to the Underlying is applicable only at maturity. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.  The Securities will not be listed on any exchange.
Features	Key Dates
❑
Enhanced Growth Potential, Up to the Maximum Gain — At maturity, if the Underlying Return is positive, we will pay you the principal amount plus a return equal to the Upside Gearing times the Underlying Return up to the Maximum Gain of 21.80%.

❑
Buffered Downside Market Exposure — If the Underlying Return is zero or negative, but the Final Underlying Level is greater than or equal to the Downside Threshold, we will pay the full principal amount at maturity.  However, if the Underlying Return is negative and the Final Underlying Level is less than the Downside Threshold, we will pay less than the full principal amount, resulting in a loss of the principal amount that is proportionate to the percentage decline in the Underlying in excess of the Buffer.  Accordingly, you may lose up to 90% of the principal amount of the Securities. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.

Trade Date	February 5, 2018
Settlement Date	February 8, 2018
Final Valuation Date[1]	February 5, 2020
Maturity Date[1]	February 10, 2020
1        Subject to postponement if a market disruption event occurs and as described under “General Terms of the Securities—Payment at Maturity” in the accompanying product prospectus supplement no. EQUITY-ROS-1.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING, SUBJECT TO THE BUFFER. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING OUR DEBT OBLIGATION.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-4 OF THE ACCOMPANYING PRODUCT PROSPECTUS SUPPLEMENT NO. EQUITY-ROS-1 BEFORE PURCHASING ANY SECURITIES.  EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.  YOU COULD LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF THE SECURITIES.

Security Offering
We are offering Capped GEARS Linked to an equally weighted basket of selected equity securities.  The return on the principal amount is subject to, and will not exceed, the predetermined Maximum Gain.  The Securities are offered at a minimum investment of 100 Securities at the Price to Public described below.
Underlying	Weighting of Each Basket Equity	Upside Gearing	Maximum Gain	Downside Threshold	Initial Underlying Level	CUSIP	ISIN
A Basket of Selected Equity Securities	1/10	2.0	21.80%	90.00 (90% of the Initial Underlying Level)	100.00	78013Q418	US78013Q4183
See “Additional Information About Royal Bank of Canada and the Securities” in this pricing supplement. The Securities will have the terms specified in the prospectus dated January 8, 2016, the prospectus supplement dated January 8, 2016, product prospectus supplement no. EQUITY‑ROS-1 dated January 29, 2016 and this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus, prospectus supplement and product prospectus supplement no. EQUITY-ROS-1.  Any representation to the contrary is a criminal offense.
	Price to Public(1)		Fees and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
	$2,775,900.00	$10.00	$0.00	$0.00	$2,775,900.00	$10.00
(1) All sales of the Securities will be made to certain fee-based advisory accounts for which UBS Financial Services Inc., which we refer to as UBS, is an investment advisor and UBS will act as placement agent. The purchase price will be $10.00 per Security and UBS will forgo any commissions related to these sales. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page 21 of this pricing supplement.
The initial estimated value of the Securities as of the date of this document is $9.6712 per $10 in principal amount, which is less than the price to public. The actual value of the Securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.  We describe our determination of the initial estimated value under ‘‘Key Risks’’ beginning on page 5, “Supplemental Plan of Distribution (Conflicts of Interest)” on page 21 and “Structuring the Securities” on page 22 of this pricing supplement.
The Securities will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

UBS Financial Services Inc.	RBC Capital Markets, LLC

Additional Information About Royal Bank of Canada and the Securities
You should read this pricing supplement together with the prospectus dated January 8, 2016, as supplemented by the prospectus supplement dated January 8, 2016, relating to our senior global medium-term notes, Series G, of which these Securities are a part, and the more detailed information contained in product prospectus supplement no. EQUITY-ROS-1 dated January 29, 2016.  This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product prospectus supplement no. EQUITY-ROS-1, as the Securities involve risks not associated with conventional debt securities.
If the terms discussed in this pricing supplement differ from those discussed in the product prospectus supplement, the prospectus supplement or the prospectus, the terms discussed herein will control.  Please note in particular that, several defined terms in the product prospectus supplement are replaced in this document with different terms:
•	instead of “Underlying Basket” in the product prospectus supplement, the term “Underlying” is used in this document;
•	instead of “Multiplier” in the product prospectus supplement, the term “Upside Gearing” is used in this document; and
•	instead of “Buffer Percentage” in the product prospectus supplement, the term “Buffer” is used in this document.
You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
♦	Product prospectus supplement no. EQUITY-ROS-1 dated January 29, 2016:
https://www.sec.gov/Archives/edgar/data/1000275/000114036116049137/form424b5.htm
♦	Prospectus supplement dated January 8, 2016:
http://www.sec.gov/Archives/edgar/data/1000275/000121465916008811/p14150424b3.htm
♦	Prospectus dated January 8, 2016:
http://www.sec.gov/Archives/edgar/data/1000275/000121465916008810/j18160424b3.htm
As used in this pricing supplement, “we,” “us” or “our” refers to Royal Bank of Canada.

Investor Suitability
The Securities may be suitable for you if, among other considerations:
♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 90% of the principal amount at maturity.
♦
You can tolerate the loss of up to 90% of the principal amount of the Securities at maturity and are willing to make an investment that has similar downside market risk as a hypothetical investment in the Underlying.

♦	You believe that the value of the Underlying will appreciate over the term of the Securities and that the appreciation is unlikely to exceed the Maximum Gain.
♦
You understand and accept that your potential return is limited by the Maximum Gain and you are willing to invest in the Securities based on the Maximum Gain set forth on the cover page of this pricing supplement.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlying.
♦	You do not seek current income from your investment and are willing to forgo dividends paid on the Basket Equities.
♦	You understand and accept the risks associated with an investment linked to the Basket equities.
♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
♦
You are willing to assume our credit risk for all payments under the Securities, and understand that if we default on our obligations, you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:
♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 90% of the principal amount at maturity.
♦	You require an investment designed to provide a full return of principal at maturity.
♦
You cannot tolerate the loss of some or a significant portion of the principal amount of the Securities at maturity, and you are not willing to make an investment that has similar downside market risk as a hypothetical investment in the Underlying.

♦
You believe that the value of the Underlying will decline over the term of the Securities, or you believe the Underlying will appreciate over the term of the Securities by a percentage that exceeds the Maximum Gain.

♦	You seek an investment that has unlimited return potential without a cap on appreciation.
♦	You are unwilling to invest in the Securities based on the Maximum Gain set forth on the cover page of this pricing supplement.
♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlying.
♦	You seek current income from this investment or prefer to receive the dividends paid on the Basket Equities.
♦	You do not understand or accept the risks associated with an investment linked to the Basket Equities.
♦	You are unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.
♦	You are not willing to assume our credit risk for all payments under the Securities, including any repayment of principal.
The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 5 of this pricing supplement and the “Risk Factors” beginning on page PS-4 of the accompanying product prospectus supplement no. EQUITY-ROS-1 for risks related to an investment in the Securities.  In addition, you should review carefully the section below, “Information About the Basket Equities,” for more information about the Basket Equities.

Final Terms of the Securities[1]
Issuer:	Royal Bank of Canada
Principal Amount:	$10 per Security.
Term:	Approximately two years
Underlying:	An equally weighted basket consisting of the following equity securities:
	Basket Equity	Bloomberg Symbol	Initial Equity Price
	Apple Inc.	AAPL	$156.49
	Adobe Systems Incorporated	ADBE	$190.27
	Amazon.com, Inc.	AMZN	$1,390.00
	Cisco Systems, Inc.	CSCO	$38.78
	Facebook, Inc.	FB	$181.26
	Alphabet Inc.	GOOG	$1,055.80
	Intel Corporation	INTC	$44.52
	Microsoft Corporation	MSFT	$88.00
	Netflix, Inc.	NFLX	$254.26
	NVIDIA Corporation	NVDA	$213.70
Weighting of Each Basket Equity:	1/10
Upside Gearing:	2.0
Maximum Gain:	21.80%
Buffer:	10%
Downside Threshold:	90 (90% of the Initial Underlying Level)
Payment at Maturity (per $10 Security):
If the Underlying Return is positive, we will pay you:
$10 + ($10 x the lesser of (i) Upside Gearing x Underlying Return and (ii) Maximum Gain)
If the Underlying Return is zero or negative, but the Final Underlying Level is greater than or equal to the Downside Threshold, we will pay you:
$10
If the Underlying Return is negative and the Final Underlying Level is less than the Downside Threshold,  we will pay you:
$10 + ($10 x Underlying Return + Buffer)
In this scenario, you will lose up to 90% of the principal amount of the Securities in an amount proportionate to the percentage decline in the Underlying by more than the Buffer.

Underlying Return:	Final Underlying Level – Initial Underlying Level Initial Underlying Level
Initial Underlying Level:	100
Final Underlying Level:	100 × [1 + (the sum of the Equity Return of each Basket Equity multiplied by its Weighting)]
Equity Return of Each Basket Equity:	Final Equity Price – Initial Equity Price Initial Equity Price
Initial Equity Price:
With respect to each Basket Equity, the Closing Price of that Basket Equity on the Trade Date, as indicated in the table above, subject to adjustment as described in the section “General Terms of the Securities—Anti-dilution Adjustments” of the product prospectus supplement.

Final Equity Price:	With respect to each Basket Equity, the Closing Price of that Basket Equity on the Final Valuation Date.
Investment Timeline
Trade Date:	The Maximum Gain was set.The Initial Equity Price of each Basket Equity was determined and the Initial Underlying Level was set to 100.

Maturity Date:
The Final Equity Price and the Equity Return of each Basket Equity, the Final Underlying Level and the Underlying Return are determined.
If the Underlying Return is positive, we will pay you a cash payment per $10.00 Security that provides you with your principal amount plus a return equal to the Underlying Return multiplied by the Upside Gearing, subject to the Maximum Gain. Your payment at maturity per $10.00 Security will be equal to:
$10 + ($10 x the lesser of (i) Upside Gearing x Underlying Return and (ii) Maximum Gain)
If the Underlying Return is zero or negative, but the Final Underlying Level is greater than or equal to the Downside Threshold, we will pay you a cash payment of $10.00 per $10.00 Security.
If the Underlying Return is negative and the Final Underlying Level is less than the Downside Threshold, we will pay you a cash payment that is less than the principal amount of $10.00 per Security, resulting in a loss of principal that is proportionate to the percentage decline in the Underlying in excess of the Buffer, and equal to:
$10.00 + ($10.00 x Underlying Return + Buffer)
In this scenario, you will lose up to 90% of the principal amount of the Securities, in an amount proportionate to the percentage decline in the Underlying by more than the Buffer.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR A SIGNIFICANT PORTION OF THE PRINCIPAL AMOUNT.  ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO OUR CREDITWORTHINESS. IF WE WERE TO DEFAULT ON OUR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

1 Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying. These risks are explained in more detail in the “Risk Factors” section of the accompanying product prospectus supplement no. EQUITY-ROS-1. We also urge you to consult your investment, legal, tax, accounting and other advisors before investing in the Securities.
Risks Relating to the Securities Generally
♦
Your Investment in the Securities May Result in a Loss of Principal:  The Securities differ from ordinary debt securities in that we are not necessarily obligated to repay the full principal amount of the Securities at maturity. The return on the Securities at maturity is linked to the performance of the Underlying and will depend on whether, and the extent to which, the Underlying Return is positive or negative. If the Underlying Return is negative, and the Final Underlying Level is less than the Downside Threshold, you will be exposed to any percentage decline in the Underlying in excess of the Buffer and we will pay you less than your principal amount at maturity, resulting in a loss of principal of your Securities that is proportionate to the percentage decline in the Underlying.  Accordingly, you could lose a significant portion of the principal amount of the Securities.

♦
The Buffered Downside Market Exposure to the Underlying Applies Only if You Hold the Securities to Maturity: You should be willing to hold the Securities to maturity. If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss even if the Underlying has not declined by more than the 10% Buffer at the time of sale.

♦
The Upside Gearing Applies Only if You Hold the Securities to Maturity – The application of the Upside Gearing only applies at maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full effect of the Upside Gearing and the return you realize may be less than the Upside Gearing times the return of the Underlying, even if the return at that time is positive and does not exceed the Maximum Gain.

♦
The Appreciation Potential of the Securities Is Limited by the Maximum Gain:  If the Underlying Return is positive, we will pay you $10 per Security at maturity plus an additional return that will not exceed the Maximum Gain, regardless of the appreciation in the Underlying, which may be significant.  Therefore, you will not benefit from any appreciation of the Underlying in excess of an amount that, when multiplied by the Upside Gearing, exceeds the Maximum Gain and your return on the Securities may be less than your return would be on a hypothetical direct investment in the Underlying.

♦	No Interest Payments: We will not pay any interest with respect to the Securities.
♦
An Investment in the Securities Is Subject to Our Credit Risk:  The Securities are our unsubordinated, unsecured debt obligations, and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Securities, including any repayment of principal at maturity, depends on our ability to satisfy our obligations as they come due.  As a result, our actual and perceived creditworthiness may affect the market value of the Securities and, in the event we were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦
Your Return on the Securities May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity: The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments.  Even if your return is positive, your return may be less than the return you could earn if you bought a conventional senior interest bearing debt security that we issued with the same maturity date or if you invested directly in the Basket Equities.  Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

♦
Market Risk: The price of any Basket Equity can rise or fall sharply due to factors specific to that Basket Equity and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the issuers of the Basket Equities and the Basket Equities. We urge you to review financial and other information filed periodically by the issuers of the Basket Equities with the SEC.

♦
The Initial Estimated Value of the Securities Is Less than the Price to the Public: The initial estimated value that is set forth on the cover page of this document, which is less than the public offering price you pay for the Securities, does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the Securities in any secondary market (if any exists) at any time.  If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value.  This is due to, among other things, changes in the value of the Underlying, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of our estimated profit and the costs relating to our hedging of the Securities.  These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Securities prior to maturity may be less than the price to public, as any such sale price would not be expected to include our estimated profit and the costs relating to our hedging of the Securities. In addition, any price at which you may sell the Securities is likely to reflect customary bid-ask spreads for similar trades.  In addition to bid-ask spreads, the value of the Securities determined for any secondary market price is expected to be based on the secondary market rate rather than the internal borrowing rate used to price the Securities and determine the initial estimated value.  As a result, the secondary price will be less than if the internal borrowing rate was used.  The Securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Our Initial Estimated Value of the Securities Is an Estimate Only, Calculated as of the Time the Terms of the Securities Are Set: The initial estimated value of the Securities is based on the value of our obligation to make the payments on the Securities, together with the mid-market value of the derivative embedded in the terms of the Securities.  See “Structuring the Securities” below.  Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Securities.  These assumptions are based on certain forecasts about future events, which may prove to be incorrect.  Other entities may value the Securities or similar securities at a price that is significantly different than we do.

The value of the Securities at any time after the Trade Date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  As a result, the actual value you would receive if you sold the Securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of your Securities and the amount that may be paid at maturity.
♦
Changes in the Prices of the Basket Equities May Offset Each Other: The Securities are linked to an equally weighted basket comprised of the Basket Equities. If the market price of one or more of the Basket Equities appreciates, the market price of one or more of the other Basket Equities may not appreciate by the same amount or may even decline. Therefore, in determining the Final Underlying Level and the payment at maturity on the

Securities, increases in the prices of one or more of the Basket Equities may be moderated, or offset, by lesser increases or declines in the prices of one or more of the other Basket Equities.
♦
Owning the Securities Is Not the Same as Owning the Basket Equities: Investing in the Securities is not equivalent to investing directly in the Underlying. The return on your Securities may not reflect the return you would realize if you actually owned the Basket Equities. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the Basket Equities would have. Any dividends paid on the Basket Equities will not be included in the payment at maturity.

♦
The Historical Prices of any Basket Equity Should Not Be Taken as an Indication of Its Future Prices During the Term of the Securities: The trading prices of the Basket Equities will determine the value of the Securities at any given time. However, it is impossible to predict whether the price of any Basket Equity will rise or fall, and trading prices of the Basket Equities will be influenced by complex and interrelated political, economic, financial and other factors that can affect the value of the Underlying.

♦
Lack of Liquidity: The Securities will not be listed on any securities exchange.  RBCCM intends to offer to purchase the Securities in the secondary market, but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily.  Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which RBCCM is willing to buy the Securities.

♦
The Basket Equities Are Concentrated in One Sector:  All of the Basket Equities are issued by companies in the technology sector.  Although an investment in the Securities will not give holders any ownership or other direct interests in the Basket Equities, the return on the Securities will be subject to certain risks associated with a direct equity investment in companies in that sector.  Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

♦
Potential Conflicts: We and our affiliates play a variety of roles in connection with the issuance of the Securities, including hedging our obligations under the Securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
Potentially Inconsistent Research, Opinions or Recommendations by RBCCM, UBS or Their Affiliates: RBCCM, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and which may be revised at any time. Any such research, opinions or recommendations could affect the value of the Underlying, and therefore, the market value of the Securities.

♦	Uncertain Tax Treatment: Significant aspects of the tax treatment of an investment in the Securities are uncertain. You should consult your tax adviser about your tax situation.
♦
Potential Royal Bank of Canada and UBS Impact on Price:  Trading or other transactions by Royal Bank of Canada, UBS, or our respective affiliates in a Basket Equity, futures, options, exchange-traded funds or other derivative products on a Basket Equity, may adversely affect the Closing Price of that Basket Equity and the value of the Underlying, and, therefore, the market value of the Securities.

♦
The Probability That the Underlying Will Fall Below the Downside Threshold on the Final Valuation Date Will Depend on the Volatility of the Underlying: “Volatility” refers to the frequency of and magnitude of changes in the value of the Underlying. Greater expected volatility with respect to the Underlying reflects a higher expectation as of the Trade Date that the Underlying could close below its Downside Threshold on the Final Valuation Date resulting in the loss of some or a significant portion of your investment. However, an Underlying’s volatility can change significantly over the term of the Securities. The value of the Underlying could fall sharply, which could result in a significant loss of principal.

♦
The Terms of the Securities at Issuance and Their Market Value Prior to Maturity Will Be Influenced by Many Unpredictable Factors. Many economic and market factors influenced the terms of the Securities at issuance and will affect their value prior to maturity. These factors are similar in some ways to those that could affect the value of a combination of instruments that might be used to replicate the payments on the Securities, including a combination of a bond with one or more options or other derivative instruments. For the market value of the Securities, we expect that, generally, the prices of the Basket Equities on any day will affect the value of the Securities more than any other single factor. However, you should not expect the value of the Securities in the secondary market to vary in proportion to changes in the prices of the Basket Equities. The value of the Securities will be affected by a number of other factors that may either offset or magnify each other, including:

♦	the level of the Underlying;
♦	whether the level of the Underlying is below the Initial Underlying Level;
♦	the actual or expected volatility of the prices of the Basket Equities;
♦	the time remaining to maturity of the Securities;
♦	the dividend rates on the Basket Equities;
♦	interest and yield rates in the market generally;
♦	a variety of economic, financial, political, regulatory or judicial events;
♦	the occurrence of certain events with respect to the Basket Equities that may or may not require an adjustment to the terms of the Securities; and
♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.
Some or all of these factors influenced the terms of the Securities at issuance and will affect the price you will receive if you choose to sell the Securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell the Securities at a substantial discount from the principal amount if, for example, the level of the Underlying is at, below or not sufficiently above, the Initial Underlying Level.
♦
The Anti-Dilution Protection for a Basket Equity Is Limited: The calculation agent will make adjustments to the Initial Equity Price of a Basket Equity for certain events affecting the shares of that Basket Equity. However, the calculation agent will not be required to make an adjustment in response to all events that could affect a Basket Equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and the Payment at Maturity may be materially and adversely affected.

Hypothetical Examples and Return Table at Maturity
Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.
The following table and hypothetical examples below illustrate the payment at maturity per $10.00 Security for a hypothetical range of Underlying Returns from -100.00% to +100.00% and reflect the Initial Underlying Level of 100.00, the Maximum Gain of 21.80%, the Upside Gearing of 2.0 and the Buffer of 10%. The hypothetical Payment at Maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual payment at maturity will be determined based on the Final Underlying Level on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.
Example 1 – On the Final Valuation Date, the Underlying closes 2% above the Initial Underlying Level. Because the Underlying Return is positive, we will pay you an amount based upon the lesser of the Underlying Return times the Upside Gearing and the Maximum Gain.  Since the Underlying Return of 2% times the Upside Gearing is less than the Maximum Gain, we will pay you at maturity a cash payment of $10.40 per $10 principal amount Security, calculated as follows:
$10 + ($10 x 2% x 2.0) = $10 + $0.40 = $10.40
Example 2 – On the Final Valuation Date, the Underlying closes 30% above the Initial Underlying Level. Because the Underlying Return is positive, we will pay you an amount based upon the lesser of the Underlying Return times the Upside Gearing and the Maximum Gain. Since the Underlying Return of 30% times the Upside Gearing is greater than the Maximum Gain, we will pay you at maturity the principal amount plus a return equal to the Maximum Gain, or $12.18 per $10 principal amount Security.
Example 3 – On the Final Valuation Date, the Underlying closes 8% below the Initial Underlying Level. Because the Underlying Return is -8%, which is negative, but the percentage decrease in the level of the Underlying is less than the Buffer, we will pay you at maturity a cash payment of $10 per $10 principal amount Security (a 0% return on the principal amount).
Example 3 – On the Final Valuation Date, the Underlying closes 40% below the Initial Underlying Level. Because the Underlying Return is -40%,  which is negative and the percentage decrease in the level of the Underlying is greater than the Buffer, we will pay you at maturity a cash payment of $7 per $10 principal amount Security (a 30% loss on the principal amount), calculated as follows:
$10 + ($10 x (-40% + 10%)) = $10 - $3 = $7.00
Hypothetical Final Underlying Level	Hypothetical Underlying Return(1)	Hypothetical Payment at Maturity ($)	Hypothetical Total Return on Securities (%)(2)
200.00	100.00%	$12.18	21.80%
175.00	75.00%	$12.18	21.80%
150.00	50.00%	$12.18	21.80%
140.00	40.00%	$12.18	21.80%
130.00	30.00%	$12.18	21.80%
115.00	15.00%	$12.18	21.80%
110.90	10.90%	$12.18	21.80%
110.00	10.00%	$12.00	20.00%
105.00	5.00%	$11.00	10.00%
102.00	2.00%	$10.40	4.00%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$10.00	0.00%
90.00	-10.00%	$10.00	0.00%
80.00	-20.00%	$9.00	-10.00%
75.00	-25.00%	$8.50	-15.00%
70.00	-30.00%	$8.00	-20.00%
60.00	-40.00%	$7.00	-30.00%
50.00	-50.00%	$6.00	-40.00%
25.00	-75.00%	$3.50	-65.00%
0.00	-100.00%	$1.00	-90.00%

(1)	The Underlying Return excludes any cash dividend payments on any Basket Equity.
(2)	The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 principal amount Security to the purchase price of $10 per Security.

What Are the Tax Consequences of the Securities?
U.S. Federal Income Tax Consequences
Set forth below, together with the discussion of U.S. federal income tax in the accompanying product prospectus supplement, prospectus supplement, and prospectus, is a summary of the material U.S. federal income tax consequences relating to an investment in the Securities. The following summary supplements, and to the extent inconsistent with, supersedes the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement, the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement, and the section entitled “Tax Consequences” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.
In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat the Securities as pre-paid cash-settled derivative contracts in respect of the Underlying for U.S. federal income tax purposes, and the terms of the Securities require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization.  If the Securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale or maturity of the Securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the Securities. Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations.
Alternative tax treatments are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities.  According to the notice, the Internal Revenue Service and the U.S. Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the U.S. Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2019. Based on our determination that the Securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities. However, it is possible that the Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events, and following such occurrence the Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlying Equities or the Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
Individual holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. You are urged to consult your own tax advisor regarding such requirements with respect to the Securities.
Please see the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement for a further discussion of the U.S. federal income tax consequences of an investment in the Securities.
Canadian Federal Income Tax Consequences
For a discussion of the material Canadian federal income tax consequences relating to an investment in the Securities, please see the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.

Information About the Basket Equities
Included in this section of the pricing supplement is a brief description of the issuer of each Basket Equity. This information has been obtained from publicly available sources.
Each Basket Equity is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of each Basket Equity with the SEC can be reviewed electronically through the web site maintained by the SEC, which is http://www.sec.gov. Information filed with the SEC by the issuer of a Basket Equity under the Exchange Act can be located by reference to its SEC Central Index Key (“CIK”) number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Apple Inc.
Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. The company sells its products through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers.
Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 320193. The company’s common stock is listed on the Nasdaq under the Bloomberg ticker symbol “AAPL.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg. The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High ($)	Quarterly Closing Low ($)	Quarterly Period-End Close ($)
1/1/2013	3/31/2013	78.43	60.01	63.23
4/1/2013	6/30/2013	66.26	55.79	56.58
7/1/2013	9/30/2013	72.53	58.46	68.11
10/1/2013	12/31/2013	81.44	68.71	80.16
1/1/2014	3/31/2014	79.62	71.35	76.68
4/1/2014	6/30/2014	94.25	73.99	92.93
7/1/2014	9/30/2014	103.30	93.08	100.75
10/1/2014	12/31/2014	119.00	96.26	110.38
1/1/2015	3/31/2015	133.00	105.99	124.43
4/1/2015	6/30/2015	132.65	124.25	125.43
7/1/2015	9/30/2015	132.07	103.12	110.30
10/1/2015	12/31/2015	122.57	105.26	105.26
1/1/2016	3/31/2016	109.56	93.42	108.99
4/1/2016	6/30/2016	112.10	90.34	95.60
7/1/2016	9/30/2016	115.57	94.99	113.05
10/1/2016	12/31/2016	118.25	105.71	115.82
1/1/2017	3/31/2017	144.12	116.02	143.66
4/1/2017	6/30/2017	156.10	140.68	144.02
7/1/2017	9/30/2017	164.05	142.73	154.12
10/1/2017	12/31/2017	176.42	153.48	169.23
1/1/2018	2/5/2018*	179.26	156.49	156.49
*This pricing supplement includes, for the first calendar quarter of 2018, data for the period from January 1, 2018 through February 5, 2018.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.
The graph below illustrates the performance of this Basket Equity from February 5, 2008 to February 5, 2018.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Adobe Systems Incorporated
Adobe Systems Incorporated develops, markets, and supports computer software products and technologies. The company's products allow users to express and use information across all print and electronic media. The company offers a line of application software products, type products, and content for creating, distributing, and managing information.
Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 796343. The company’s common stock is listed on the Nasdaq under the Bloomberg ticker symbol “ADBE.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High ($)	Quarterly Closing Low ($)	Quarterly Period-End Close ($)
1/1/2013	3/31/2013	43.51	37.73	43.51
4/1/2013	6/30/2013	47.01	42.43	45.56
7/1/2013	9/30/2013	52.58	44.89	51.94
10/1/2013	12/31/2013	60.89	49.45	59.88
1/1/2014	3/31/2014	69.92	58.09	65.74
4/1/2014	6/30/2014	73.08	58.63	72.36
7/1/2014	9/30/2014	73.57	66.94	69.19
10/1/2014	12/31/2014	76.02	60.88	72.70
1/1/2015	3/31/2015	79.79	69.99	73.94
4/1/2015	6/30/2015	83.94	73.15	81.01
7/1/2015	9/30/2015	86.77	74.27	82.22
10/1/2015	12/31/2015	95.56	80.65	93.94
1/1/2016	3/31/2016	93.80	73.85	93.80
4/1/2016	6/30/2016	100.17	90.85	95.79
7/1/2016	9/30/2016	109.70	94.73	108.54
10/1/2016	12/31/2016	110.81	99.51	102.95
1/1/2017	3/31/2017	130.13	103.48	130.13
4/1/2017	6/30/2017	145.41	129.05	141.44
7/1/2017	9/30/2017	156.87	138.41	149.18
10/1/2017	12/31/2017	185.40	147.94	175.24
1/1/2018	2/5/2018*	201.30	177.70	190.27
*This pricing supplement includes, for the first calendar quarter of 2018, data for the period from January 1, 2018 through February 5, 2018.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.
The graph below illustrates the performance of this Basket Equity from February 5, 2008 to February 5, 2018.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Amazon.com, Inc.
Amazon.com, Inc. is an online retailer that offers a wide range of products. The company’s products include books, music, videotapes, computers, electronics, home and garden, and numerous other products. The company also offers personalized shopping services, Web-based credit card payment, and direct shipping to customers.
Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1018724. The company’s common stock is listed on the Nasdaq under the Bloomberg ticker symbol “AMZN.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg. The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High ($)	Quarterly Closing Low ($)	Quarterly Period-End Close ($)
1/1/2013	3/31/2013	283.99	253.39	266.49
4/1/2013	6/30/2013	281.76	248.23	277.69
7/1/2013	9/30/2013	318.12	280.93	312.64
10/1/2013	12/31/2013	404.39	298.23	398.79
1/1/2014	3/31/2014	407.05	336.52	336.52
4/1/2014	6/30/2014	342.99	288.32	324.78
7/1/2014	9/30/2014	360.84	307.06	322.44
10/1/2014	12/31/2014	338.64	287.06	310.35
1/1/2015	3/31/2015	387.83	286.95	372.10
4/1/2015	6/30/2015	445.99	370.26	434.09
7/1/2015	9/30/2015	548.39	429.70	511.89
10/1/2015	12/31/2015	693.97	520.72	675.89
1/1/2016	3/31/2016	636.99	482.07	593.64
4/1/2016	6/30/2016	728.24	586.14	715.62
7/1/2016	9/30/2016	837.31	725.68	837.31
10/1/2016	12/31/2016	844.36	719.07	749.87
1/1/2017	3/31/2017	886.54	753.67	886.54
4/1/2017	6/30/2017	1,011.34	884.67	968.00
7/1/2017	9/30/2017	1,052.80	938.60	961.35
10/1/2017	12/31/2017	1,195.83	957.10	1,169.47
1/1/2018	2/5/2018*	1,450.89	1,189.01	1,390.00
*This pricing supplement includes, for the first calendar quarter of 2018, data for the period from January 1, 2018 through February 5, 2018.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.
The graph below illustrates the performance of this Basket Equity from February 5, 2008 to February 5, 2018.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Cisco Systems, Inc.
Cisco Systems, Inc. designs, manufactures, and sells Internet Protocol based networking and other products related to the communications and information technology industry and provide services associated with these products and their use. The company provides products for transporting data, voice, and video within buildings, across campuses, and globally.
Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 858877. The company’s common stock is listed on the Nasdaq under the Bloomberg ticker symbol “CSCO.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High ($)	Quarterly Closing Low ($)	Quarterly Period-End Close ($)
1/1/2013	3/31/2013	21.94	20.30	20.91
4/1/2013	6/30/2013	24.82	20.38	24.31
7/1/2013	9/30/2013	26.37	23.31	23.42
10/1/2013	12/31/2013	23.99	20.24	22.45
1/1/2014	3/31/2014	22.85	21.35	22.41
4/1/2014	6/30/2014	25.04	22.46	24.85
7/1/2014	9/30/2014	25.98	24.43	25.17
10/1/2014	12/31/2014	28.46	22.82	27.82
1/1/2015	3/31/2015	30.19	26.37	27.53
4/1/2015	6/30/2015	29.76	27.13	27.46
7/1/2015	9/30/2015	29.03	24.62	26.25
10/1/2015	12/31/2015	29.36	25.73	27.16
1/1/2016	3/31/2016	28.47	22.51	28.47
4/1/2016	6/30/2016	29.22	26.21	28.69
7/1/2016	9/30/2016	31.87	28.33	31.72
10/1/2016	12/31/2016	31.70	29.25	30.22
1/1/2017	3/31/2017	34.44	29.98	33.80
4/1/2017	6/30/2017	34.39	31.21	31.30
7/1/2017	9/30/2017	33.76	30.37	33.63
10/1/2017	12/31/2017	38.74	33.26	38.30
1/1/2018	2/5/2018*	42.85	38.78	38.78
*This pricing supplement includes, for the first calendar quarter of 2018, data for the period from January 1, 2018 through February 5, 2018.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.
The graph below illustrates the performance of this Basket Equity from February 5, 2008 to February 5, 2018.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Facebook, Inc.
Facebook, Inc. operates a social networking website. The company website allows people to communicate with their family, friends, and co‑workers. The company also develops technologies that facilitate the sharing of information, photographs, website links, and videos.
Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1326801. The company’s common stock is listed on the Nasdaq under the Bloomberg ticker symbol “FB.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High ($)	Quarterly Closing Low ($)	Quarterly Period-End Close ($)
1/1/2013	3/31/2013	32.46	25.14	25.58
4/1/2013	6/30/2013	28.97	22.90	24.86
7/1/2013	9/30/2013	51.24	24.37	50.24
10/1/2013	12/31/2013	57.96	44.82	54.66
1/1/2014	3/31/2014	72.03	53.53	60.24
4/1/2014	6/30/2014	67.60	56.14	67.29
7/1/2014	9/30/2014	79.04	62.76	79.04
10/1/2014	12/31/2014	81.45	72.63	78.02
1/1/2015	3/31/2015	85.31	74.05	82.22
4/1/2015	6/30/2015	88.86	77.46	85.77
7/1/2015	9/30/2015	98.39	82.09	89.90
10/1/2015	12/31/2015	109.01	90.95	104.66
1/1/2016	3/31/2016	116.14	94.16	114.10
4/1/2016	6/30/2016	120.50	108.76	114.28
7/1/2016	9/30/2016	131.05	114.00	128.27
10/1/2016	12/31/2016	133.28	115.05	115.05
1/1/2017	3/31/2017	142.65	116.86	142.05
4/1/2017	6/30/2017	155.07	139.39	150.98
7/1/2017	9/30/2017	173.51	148.43	170.87
10/1/2017	12/31/2017	183.03	168.42	176.46
1/1/2018	2/5/2018*	193.09	177.60	181.26
*This pricing supplement includes, for the first calendar quarter of 2018, data for the period from January 1, 2018 through February 5, 2018.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.
The graph below illustrates the performance of this Basket Equity from May 17, 2012 (the date when Facebook, Inc. commenced trading) to February 5, 2018.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Alphabet Inc.
Alphabet Inc., through its subsidiaries, provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce, and hardware products.
Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1652044. The company’s common stock is listed on the Nasdaq under the Bloomberg ticker symbol “GOOG.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High ($)	Quarterly Closing Low ($)	Quarterly Period-End Close ($)
3/27/2014*	3/31/2014	558.47	555.37	555.38
4/1/2014	6/30/2014	577.07	508.56	573.71
7/1/2014	9/30/2014	594.45	561.19	575.78
10/1/2014	12/31/2014	575.77	494.03	524.96
1/1/2015	3/31/2015	573.75	491.20	546.50
4/1/2015	6/30/2015	563.51	520.51	520.51
7/1/2015	9/30/2015	672.93	516.83	608.42
10/1/2015	12/31/2015	776.60	611.29	758.88
1/1/2016	3/31/2016	764.65	678.11	744.95
4/1/2016	6/30/2016	766.61	668.26	692.10
7/1/2016	9/30/2016	787.21	694.49	777.29
10/1/2016	12/31/2016	813.11	736.08	771.82
1/1/2017	3/31/2017	852.12	786.14	829.56
4/1/2017	6/30/2017	983.68	823.35	908.73
7/1/2017	9/30/2017	980.34	898.70	959.11
10/1/2017	12/31/2017	1,077.14	951.68	1,046.40
1/1/2018	2/5/2018**	1,175.84	1,065.00	1,055.80
*This Basket Equity commenced trading in March 2014.
**This pricing supplement includes, for the first calendar quarter of 2018, data for the period from January 1, 2018 through February 5, 2018.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.
The graph below illustrates the performance of this Basket Equity from March 27, 2014 (the date when Alphabet Inc.’s predecessor commenced trading) to February 5, 2018.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Intel Corporation
Intel Corporation designs, manufactures, and sells computer components and related products. The company’s major products include microprocessors, chipsets, embedded processors and microcontrollers, flash memory, graphic, network and communication, systems management software, conferencing, and digital imaging products.
Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 50863. The company’s common stock is listed on the Nasdaq under the Bloomberg ticker symbol “INTC.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg. The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High ($)	Quarterly Closing Low ($)	Quarterly Period-End Close ($)
1/1/2013	3/31/2013	22.68	20.23	21.85
4/1/2013	6/30/2013	25.47	20.94	24.22
7/1/2013	9/30/2013	24.24	21.90	22.92
10/1/2013	12/31/2013	25.96	22.48	25.96
1/1/2014	3/31/2014	26.67	23.52	25.81
4/1/2014	6/30/2014	30.93	25.82	30.90
7/1/2014	9/30/2014	35.33	30.79	34.82
10/1/2014	12/31/2014	37.67	30.85	36.29
1/1/2015	3/31/2015	36.91	29.89	31.27
4/1/2015	6/30/2015	34.46	30.39	30.42
7/1/2015	9/30/2015	30.56	25.87	30.14
10/1/2015	12/31/2015	35.44	30.00	34.45
1/1/2016	3/31/2016	33.99	28.22	32.35
4/1/2016	6/30/2016	32.99	29.63	32.80
7/1/2016	9/30/2016	37.75	32.68	37.75
10/1/2016	12/31/2016	38.10	33.61	36.27
1/1/2017	3/31/2017	37.98	35.04	36.07
4/1/2017	6/30/2017	37.43	33.54	33.74
7/1/2017	9/30/2017	38.08	33.46	38.08
10/1/2017	12/31/2017	47.56	39.04	46.16
1/1/2018	2/5/2018*	50.08	42.50	44.52
*This pricing supplement includes, for the first calendar quarter of 2018, data for the period from January 1, 2018 through February 5, 2018.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.
The graph below illustrates the performance of this Basket Equity from February 5, 2008 to February 5, 2018.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Microsoft Corporation
Microsoft Corporation develops, manufactures, licenses, sells, and supports software products. The company offers operating system software, server application software, business and consumer applications software, software development tools, and Internet and intranet software. The company also develops video game consoles and digital music entertainment devices.
Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 789019. The company’s common stock is listed on the Nasdaq under the Bloomberg ticker symbol “MSFT.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg. The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High ($)	Quarterly Closing Low ($)	Quarterly Period-End Close ($)
1/1/2013	3/31/2013	28.61	26.46	28.61
4/1/2013	6/30/2013	35.67	28.56	34.53
7/1/2013	9/30/2013	36.25	31.16	33.31
10/1/2013	12/31/2013	38.94	33.01	37.43
1/1/2014	3/31/2014	40.99	34.99	40.99
4/1/2014	6/30/2014	42.25	39.06	41.70
7/1/2014	9/30/2014	47.52	41.67	46.36
10/1/2014	12/31/2014	49.61	42.74	46.45
1/1/2015	3/31/2015	47.59	40.40	40.66
4/1/2015	6/30/2015	49.16	40.29	44.15
7/1/2015	9/30/2015	47.58	40.47	44.26
10/1/2015	12/31/2015	56.55	44.61	55.48
1/1/2016	3/31/2016	55.23	49.28	55.23
4/1/2016	6/30/2016	56.46	48.43	51.17
7/1/2016	9/30/2016	58.30	51.16	57.60
10/1/2016	12/31/2016	63.62	56.92	62.14
1/1/2017	3/31/2017	65.86	62.30	65.86
4/1/2017	6/30/2017	72.52	64.95	68.93
7/1/2017	9/30/2017	75.44	68.17	74.49
10/1/2017	12/31/2017	86.85	74.26	85.54
1/1/2018	2/5/2018*	95.01	85.95	88.00
*This pricing supplement includes, for the first calendar quarter of 2018, data for the period from January 1, 2018 through February 5, 2018.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.
The graph below illustrates the performance of this Basket Equity from February 5, 2008 to February 5, 2018.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Netflix, Inc.
Netflix, Inc. is an Internet subscription service for watching television shows and movies. Subscribers can instantly watch unlimited television shows and movies streamed over the Internet to their televisions, computers, and mobile devices and in the United States, subscribers can receive standard definition DVDs and Blu-ray Discs delivered to their homes.
Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1065280. The company’s common stock is listed on the Nasdaq under the Bloomberg ticker symbol “NFLX.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High ($)	Quarterly Closing Low ($)	Quarterly Period-End Close ($)
1/1/2013	3/31/2013	28.06	13.14	27.06
4/1/2013	6/30/2013	34.77	23.29	30.16
7/1/2013	9/30/2013	44.86	31.56	44.17
10/1/2013	12/31/2013	54.37	41.20	52.60
1/1/2014	3/31/2014	65.00	46.96	50.29
4/1/2014	6/30/2014	64.10	44.89	62.94
7/1/2014	9/30/2014	69.20	60.27	64.45
10/1/2014	12/31/2014	66.69	45.21	48.80
1/1/2015	3/31/2015	69.00	45.55	59.53
4/1/2015	6/30/2015	97.31	59.02	93.85
7/1/2015	9/30/2015	126.45	93.51	103.26
10/1/2015	12/31/2015	130.93	97.32	114.38
1/1/2016	3/31/2016	117.68	82.79	102.23
4/1/2016	6/30/2016	111.51	85.33	91.48
7/1/2016	9/30/2016	100.09	85.84	98.55
10/1/2016	12/31/2016	128.35	99.50	123.80
1/1/2017	3/31/2017	148.06	127.49	147.81
4/1/2017	6/30/2017	165.88	139.76	149.41
7/1/2017	9/30/2017	189.08	146.17	181.35
10/1/2017	12/31/2017	202.68	177.01	191.96
1/1/2018	2/5/2018*	284.59	201.07	254.26
*This pricing supplement includes, for the first calendar quarter of 2018, data for the period from January 1, 2018 through February 5, 2018.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.
The graph below illustrates the performance of this Basket Equity from February 5, 2008 to February 5, 2018.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

NVIDIA Corporation
NVIDIA Corporation designs, develops, and markets three dimensional graphics processors and related software. The company's products provide interactive 3D graphics to the mainstream personal computer market.
Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1045810. The company’s common stock is listed on the Nasdaq under the Bloomberg ticker symbol “NVDA.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High ($)	Quarterly Closing Low ($)	Quarterly Period-End Close ($)
1/1/2013	3/31/2013	13.16	11.98	12.82
4/1/2013	6/30/2013	14.92	12.13	14.03
7/1/2013	9/30/2013	16.00	14.09	15.56
10/1/2013	12/31/2013	16.22	14.54	16.02
1/1/2014	3/31/2014	18.88	15.36	17.91
4/1/2014	6/30/2014	19.61	17.98	18.54
7/1/2014	9/30/2014	20.03	17.46	18.45
10/1/2014	12/31/2014	21.14	16.79	20.05
1/1/2015	3/31/2015	23.47	19.14	20.93
4/1/2015	6/30/2015	22.76	20.11	20.11
7/1/2015	9/30/2015	24.65	19.31	24.65
10/1/2015	12/31/2015	33.75	24.17	32.96
1/1/2016	3/31/2016	35.76	25.22	35.63
4/1/2016	6/30/2016	48.49	34.76	47.01
7/1/2016	9/30/2016	68.52	46.66	68.52
10/1/2016	12/31/2016	117.32	65.35	106.74
1/1/2017	3/31/2017	119.13	97.67	108.93
4/1/2017	6/30/2017	159.94	95.49	144.56
7/1/2017	9/30/2017	187.55	139.33	178.77
10/1/2017	12/31/2017	216.96	179.00	193.50
1/1/2018	2/5/2018*	246.85	199.35	213.70
*This pricing supplement includes, for the first calendar quarter of 2018, data for the period from January 1, 2018 through February 5, 2018.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.
The graph below illustrates the performance of this Basket Equity from February 5, 2008 to February 5, 2018.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Hypothetical Historical Performance of the Underlying
While actual historical information on the Underlying did not exist before the Trade Date, the following graph sets forth the hypothetical historical daily performance of the Underlying from March 27, 2014 (the date when Alphabet Inc.’s predecessor commenced trading) through February 5, 2018. The graph is based upon actual daily historical closing prices of the Basket Equities and a hypothetical basket level of 100.00 as of March 27, 2014. This hypothetical historical data on the Underlying is not necessarily indicative of the future performance of the Basket or what the value of the Securities may be. Any hypothetical historical upward or downward trend in the level of the Underlying shown below is not an indication that the level of the Underlying is more or less likely to increase or decrease at any time over the term of the Securities.

Basket Level
450.00
400.00
350.00
300.00
250.00
200.00
150.00
100.00
50.00
0.00
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Nov-15
Jan-16
Mar-16
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Date

Supplemental Plan of Distribution (Conflicts of Interest)
We have agreed to indemnify UBS and RBCCM against liabilities under the Securities Act of 1933, as amended, or to contribute payments that UBS and RBCCM may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. All sales of the Securities will be made to certain fee-based advisory accounts for which UBS is an investment advisor, and UBS will act as placement agent. The purchase price will be $10 per Security and UBS will forgo any commissions related to these sales. Investors that purchase and hold the Securities in fee-based advisory accounts will pay advisory fees to UBS based on the amount of securities held.
Subject to regulatory constraints and market conditions, RBCCM intends to offer to purchase the Securities in the secondary market, but it is not required to do so.
We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and RBCCM and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds and Hedging” beginning on page PS-16 of the accompanying product prospectus supplement no. EQUITY-ROS-1.
We will deliver the Securities on a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.
The value of the Securities shown on your account statement may be based on RBCCM’s estimate of the value of the Securities if RBCCM or another of our affiliates were to make a market in the Securities (which it is not obligated to do). That estimate will be based upon the price that RBCCM may pay for the Securities in light of then prevailing market conditions, our creditworthiness and transaction costs. For a period of approximately 3 months after the issue date, the value of the Securities that may be shown on your account statement may be higher than RBCCM’s estimated value of the Securities at that time. This is because the estimated value of the Securities will not include our hedging costs and profits; however, the value of the Securities shown on your account statement during that period may be a higher amount, reflecting the addition of our estimated costs and profits from hedging the Securities. Any such excess is expected to decrease over time until the end of this period. After this period, if RBCCM repurchases your Securities, it expects to do so at prices that reflect their estimated value. This period may be reduced at RBCCM’s discretion based on a variety of factors, including but not limited to, the amount of the Securities that we repurchase and our negotiated arrangements from time to time with UBS.
For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated January 8, 2016.
No Prospectus (as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”)) will be prepared in connection with these Securities. Accordingly, these Securities may not be offered to the public in any member state of the European Economic Area (the “EEA”), and any purchaser of these Securities who subsequently sells any of these Securities in any EEA member state must do so only in accordance with the requirements of the Prospectus Directive, as implemented in that member state.
The Securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the EEA. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Insurance Distribution Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in the Prospectus Directive. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Structuring the Securities
The Securities are our debt securities, the return on which is linked to the performance of the Underlying.  As is the case for all of our debt securities, including our structured notes, the economic terms of the Securities reflect our actual or perceived creditworthiness at the time of pricing.  In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these Securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity.  Using this relatively lower implied borrowing rate rather than a secondary market rate is a factor that resulted in a higher initial estimated value of the Securities at the time their terms are set than if a secondary market rate was used. Unlike the estimated value included on the cover of this document, any value of the Securities determined for purposes of a secondary market transaction may be based on a different borrowing rate, which may result in a lower value for the Securities than if our initial internal borrowing rate were used.
In order to satisfy our payment obligations under the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the issue date with RBCCM or one of our other subsidiaries.  The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of each Basket Equity, and the tenor of the Securities.  The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.
The lower implied borrowing rate is a factor that reduced the economic terms of the Securities to you.  The initial offering price of the Securities also reflects our estimated hedging costs.  These factors resulted in the initial estimated value for the Securities on the Trade Date being less than their public offering price.  See “Key Risks—The Initial Estimated Value of the Securities Is Less than the Price to the Public” above.
Terms Incorporated in Master Note
The terms appearing above under the caption “Final Terms of the Securities” and the provisions in the accompanying product prospectus supplement no. EQUITY-ROS-1 dated January 29, 2016 under the caption “General Terms of the Securities,” are incorporated into the master note issued to DTC, the registered holder of the Securities.
Validity of the Securities
In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the Securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Securities have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the Securities will be validly issued and, to the extent validity of the Securities is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to equitable remedies which may only be granted at the discretion of a court of competent authority, subject to applicable bankruptcy, to rights to indemnity and contribution under the Securities or the Indenture which may be limited by applicable law; to insolvency and other laws of general application affecting creditors’ rights, to limitations under applicable limitations statutes, and to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 8, 2016, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC dated January 8, 2016.
In the opinion of Morrison & Foerster LLP, when the Securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Securities will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated January 8, 2016, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated January 8, 2016.